Exhibit 10.5

CORIUM INTERNATIONAL, INC.

2014 EMPLOYEE STOCK PURCHASE PLAN

1.                                      PURPOSE.  Corium International, Inc. adopted the Plan effective as of the date of the IPO.  The purpose of this Plan is to provide eligible employees of the Company and the Participating Corporations with a means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company.  Capitalized terms not defined elsewhere in the text are defined in Section 28.

2.                                      ESTABLISHMENT OF PLAN.  The Company proposes to grant rights to purchase shares of Common Stock to eligible employees of the Company and its Participating Corporations pursuant to this Plan.  The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed.  Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein.  In addition, with regard to offers of options to purchase shares of the Common Stock under the Plan to employees working for a Subsidiary or an Affiliate outside the United States, this Plan authorizes the grant of options that are not intended to meet Section 423 requirements, provided, if necessary under Section 423 of the Code, the other terms and conditions of the Plan are met.

Subject to Section 14, a total 310,000 shares (after giving effect to the reverse stock split effected on or about March 21, 2014, or the “Stock Split”) of Common Stock is reserved for issuance under this Plan.  In addition, on each January 1 of each calendar year, the aggregate number of shares of Common Stock reserved for issuance under the Plan shall be increased automatically by the number of shares equal to one percent (1%) of the total number of outstanding shares of Common Stock and Common Stock equivalents outstanding on the immediately preceding December 31 (rounded down to the nearest whole share); provided, that the Board or the Committee may in its sole discretion reduce the amount of the increase in any particular year.  Subject to Section 14, no more than four million (4,000,000) shares (after giving effect to the Stock Split) of Common Stock may be issued over the term of this Plan. The number of shares initially reserved for issuance under this Plan and the maximum number of shares that may be issued under this Plan shall be subject to adjustments effected in accordance with Section 14.

3.                                      ADMINISTRATION.  The Plan will be administered by the Committee.  Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all Participants.  The Committee will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to designate the Participating Corporations, to determine when to grant options which are not intended to meet the Code Section 423 requirements and to decide upon any and all claims filed under the Plan.  Every finding, decision and determination made by the Committee will, to the full extent permitted by law, be final and binding upon all parties.  Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules, sub-plans, and/or procedures relating to the operation and administration of the Plan designed to comply with local laws, regulations or customs or to achieve tax, securities law or other objectives for eligible employees outside of the United States.  The Committee will have the authority to determine the Fair Market Value of the Common Stock (which determination shall be final, binding and conclusive for all purposes) in accordance with Section 8 below and to interpret Section 8 of the Plan in connection with circumstances that impact the Fair Market Value.  Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees.  All expenses incurred in connection with the administration of this Plan shall be paid by the Company.  For purposes of this Plan, the Committee may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible employees of one or more Participating Corporations will participate, even if the dates of the applicable Offering Periods of each such offering are identical.

4.                                      ELIGIBILITY.

(a)                                 Any employee of the Company or the Participating Corporations is eligible to participate in an Offering Period under this Plan, except that one or more of the following categories of employees may be excluded from coverage under the Plan by the Committee (other than where prohibited by applicable law):

(i)                                     employees who are customarily employed for twenty (20) hours or less per week;

(ii)                                  employees who are customarily employed for five (5) months or less in a calendar year; and

(iii)                               employees who do not meet any other eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code).

The foregoing notwithstanding, an individual shall not be eligible if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her, if complying with the laws of the applicable country would cause the Plan to violate Section 423 of the Code, or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

(b)                                 No employee who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, owns stock or holds options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Parent or Subsidiary or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Parent or Subsidiary shall be granted an option to purchase Common Stock under the Plan.

5.                                      OFFERING DATES.

(a)                                 Each Offering Period of this Plan may be of up to twenty-seven (27) months duration and shall commence and end at the times designated by the Committee.  Each Offering Period may consist of one or more Purchase Periods during which payroll deductions of Participants are accumulated under this Plan.

(b)                                 The initial Offering Period shall commence on a date selected by the Committee and shall end with the Purchase Date that occurs on a date selected by the Committee which is approximately twenty four months after the commencement of the initial Offering Period, but no more than twenty-seven (27) months after the commencement of the initial Offering period.  The initial Offering Period shall consist of four Purchase Periods.  Thereafter, a twenty four-month Offering Period shall commence on each May 20 and November 20, with each such Offering Period also consisting of four six-month Purchase Periods, except as otherwise provided by an applicable subplan, or on such other date determined by the Committee.  The Committee may at any time establish a different duration for an Offering Period or Purchase Period to be effective after the next scheduled Purchase Date.

6.                                      PARTICIPATION IN THIS PLAN.

(a)                                 Any employee who is an eligible employee determined in accordance with Section 4 immediately prior to the initial Offering Period will be automatically enrolled in the initial Offering Period under this Plan for the maximum number of shares of Common Stock purchasable.  With respect to subsequent Offering Periods, any eligible employee determined in accordance with Section 4 will be eligible to participate in this Plan, subject to the requirement of Section 6(b) hereof and the other terms and provisions of this Plan.

(b)                                 With respect to Offering Periods after the initial Offering Period, a Participant may elect to participate in this Plan by submitting an enrollment agreement prior to the commencement of the Offering Period (or such earlier date as the Committee may determine) to which such agreement relates.

(c)                                  Once an employee becomes a Participant in an Offering Period, then such Participant will automatically participate in each subsequent Offering Period commencing immediately following the last day of the prior Offering Period unless the Participant withdraws or is deemed to withdraw from this Plan or terminates further participation in an Offering Period as set forth in Section 11 below.  A Participant who is continuing participation pursuant to the preceding sentence is not required to file any additional enrollment agreement in order to continue participation in this Plan; a Participant who is not continuing participation pursuant to the preceding sentence is required to file an enrollment agreement prior to the commencement of the Offering Period (or such earlier date as the Committee may determine) to which such agreement relates.

7.                                      GRANT OF OPTION ON ENROLLMENT.  Becoming a Participant with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by a fraction, the numerator of which is the amount accumulated in such Participant’s payroll deduction account during such Purchase Period and the denominator of which is the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date (but in no event less than the par value of a share of the Common Stock), or (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Common Stock on the Purchase Date provided, however, that for the Purchase Period within the initial Offering Period the numerator shall be fifteen percent (15%) of the Participant’s compensation for such Purchase Period, or such lower percentage as determined by the Committee prior to the start of the Offering Period, and provided, further, that the number of shares of Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 10(b) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 10(a) below with respect to the applicable Purchase Date.

8.                                      PURCHASE PRICE.  The Purchase Price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

(a)                                 The Fair Market Value on the Offering Date; or

(b)                                 The Fair Market Value on the Purchase Date.

9.                                      PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTION CHANGES; SHARE ISSUANCES.

(a)                                 The Purchase Price shall be accumulated by regular payroll deductions made during each Offering Period, unless the Committee determines with respect to categories of Participants outside the United States that contributions may be made in another form due to local legal requirements.  The deductions are made as a percentage of the Participant’s compensation in one percent (1%) increments not less than one percent (1%), nor greater than fifteen percent (15%) or such lower limit set by the Committee.  Compensation shall mean base salary (or in foreign jurisdictions, equivalent cash compensation); however, the Committee may at any time prior to the beginning of an Offering Period determine that for that and future Offering Periods, Compensation shall mean all W-2 cash compensation, including without limitation base salary or regular hourly wages, bonuses, incentive compensation, commissions, overtime, shift premiums, plus draws against commissions (or in foreign jurisdictions, equivalent cash compensation).  For purposes of determining a Participant’s Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code (or in foreign jurisdictions, equivalent salary deductions) shall be treated as if the Participant did not make such election.  Payroll deductions shall commence on the first payday following the last Purchase Date (with respect to the initial Offering Period, as soon as practicable following the effective date of filing with the U.S. Securities and Exchange Commission a securities registration statement for the Plan) and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.  Notwithstanding the foregoing, the terms of any sub-plan may permit matching shares without the payment of any purchase price.

(b)                                 A Participant may decrease the rate of payroll deductions during an Offering Period by filing with the Company a new authorization for payroll deductions, with the new rate to become effective no later than the second payroll period commencing after the Company’s receipt of the authorization and continuing for the remainder of the Offering Period unless changed as described below.  A decrease in the rate of payroll deductions may be made once during an Offering Period or more frequently under rules determined by the Committee.  A Participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions prior to the beginning of such Offering Period, or such other time period as specified by the Committee.

(c)                                  A Participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company a request for cessation of payroll deductions.  Such reduction shall be effective beginning no later than the second payroll period after the Company’s receipt of the request and no further payroll deductions will be made for the duration of the Offering Period.  Payroll deductions credited to the Participant’s account prior to the effective date of the request shall be used to purchase shares of Common Stock in accordance with Subsection (e) below.  A reduction of the payroll deduction percentage to zero shall be treated as such Participant’s withdrawal from such Offering Period and the Plan, effective as of the day after the next Purchase Date following the filing date of such request with the Company.

(d)                                 All payroll deductions made for a Participant are credited to his or her account under this Plan and are deposited with the general funds of the Company, except to the extent local legal restrictions outside the United States require segregation of such payroll deductions.  No interest accrues on the payroll deductions, except to the extent required due to local legal requirements.  All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions, except to the extent necessary to comply with local legal requirements outside the United States.

(e)                                  On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the Participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company shall apply the funds then in the Participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date.  The Purchase Price per share shall be as specified in Section 8 of this Plan.  Any fractional share, as calculated under this Subsection (e), shall be rounded down to the next lower whole share, unless the Committee determines with respect to all Participants that any fractional share shall be credited as a fractional share.  Any amount remaining in a Participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of the Common Stock shall be carried forward, without interest (except to the extent necessary to comply with local legal requirements outside the United States),  into the next Purchase Period or Offering Period, as the case may be.  Any amount remaining in a Participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock shall be returned to the Participant, without interest (except to the extent required due to local legal requirements outside the United States).  In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the Participant, without interest (except to the extent required due to local legal requirements outside the United States).  No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date, except to the extent required due to local legal requirements outside the United States.

(f)                                   As promptly as practicable after the Purchase Date, the Company shall issue shares for the Participant’s benefit representing the shares purchased upon exercise of his or her option.

(g)                                  During a Participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her.  The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(h)                                 To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan.  The Company or any Subsidiary or Affiliate, as applicable, may withhold, by any method permissible under the applicable law, the amount necessary for the Company or Subsidiary or Affiliate, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or Subsidiary or Affiliate, as applicable, any tax deductions or benefits attributable to the sale or early disposition of shares of Common Stock by a Participant. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

10.                               LIMITATIONS ON SHARES TO BE PURCHASED.

(a)                                 Any other provision of the Plan notwithstanding, no Participant shall purchase Common Stock with a Fair Market Value in excess of the following limit:

(i) In the case of Common Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company).

(ii) In the case of Common Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the immediately preceding calendar year.

(iii) In the case of Common Stock purchased during an Offering Period that commenced two calendar years prior, the limit shall be equal to (A) $75,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the two immediately preceding calendar years.

For purposes of this Subsection (a), the Fair Market Value of Common Stock shall be determined in each case as of the beginning of the Offering Period in which such Common Stock is purchased. Employee stock purchase plans not described in Section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (a) from purchasing additional Common Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall automatically resume at the beginning of the earliest Purchase Period that will end in the next calendar year (if he or she then is an eligible employee), provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.

(b)                                 In no event shall a Participant be permitted to purchase more than 1,000 shares on any one Purchase Date or such lesser number as the Committee shall determine.  If a lower limit is set under this Subsection (b), then all Participants will be notified of such limit prior to the commencement of the next Offering Period for which it is to be effective.

(c)                                  If the number of shares to be purchased on a Purchase Date by all Participants exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable.  In such event, the Company will give notice of such reduction of the number of shares to be purchased under a Participant’s option to each Participant affected.

(d)                                 Any payroll deductions accumulated in a Participant’s account which are not used to purchase stock due to the limitations in this Section 10, and not covered by Section 9(e), shall be returned to the Participant as soon as practicable after the end of the applicable Purchase Period, without interest (except to the extent required due to local legal requirements outside the United States).

11.                               WITHDRAWAL.

(a)                                 Each Participant may withdraw from an Offering Period under this Plan pursuant to a method specified for such purpose by the Company.  Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.

(b)                                 Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn Participant, without interest (except to the extent required due to local legal requirements outside the United States), and his or her interest in this Plan shall terminate.  In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in this Plan.

12.          TERMINATION OF EMPLOYMENT.  Termination of a Participant’s employment for any reason, including retirement, death, disability, or the failure of a Participant to remain an eligible employee of the Company or of a Participating Corporation, immediately terminates his or her participation in this Plan.  In such event, accumulated payroll deductions credited to the Participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest (except to the extent required due to local legal requirements outside the United States).  For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Corporation in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.  The Company will have sole discretion to determine whether a Participant has terminated employment and the effective date on which the Participant terminated employment, regardless of any notice period or garden leave required under local law.

13.          RETURN OF PAYROLL DEDUCTIONS.  In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the Participant all accumulated payroll deductions credited to such Participant’s account.  No interest shall accrue on the payroll deductions of a Participant in this Plan (except to the extent required due to local legal requirements outside the United States).

14.          CAPITAL CHANGES.  If the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then the Committee shall adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 2 and 10 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with the applicable securities laws; provided that fractions of a share will not be issued.

15.          NONASSIGNABILITY.  Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the Participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16.          USE OF PARTICIPANT FUNDS AND REPORTS.  The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be required to segregate Participant payroll deductions (except to the extent required due to local legal requirements outside the United States).  Until shares are issued, Participants will only have the rights of an unsecured creditor unless otherwise required under local law.  Each Participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

17.          NOTICE OF DISPOSITION.  Each U.S. taxpayer Participant shall notify the Company in writing if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”).  The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares.  The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18.          NO RIGHTS TO CONTINUED EMPLOYMENT.  Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Corporation, or restrict the right of the Company or any Participating Corporation to terminate such employee’s employment.

19.          EQUAL RIGHTS AND PRIVILEGES.  All eligible employees granted an option under this Plan that is intended to meet the Code Section 423 requirements shall have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations.  Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code, without further act or amendment by the Company, the Committee or the Board, shall be reformed to comply with the requirements of Section 423.  This Section 19 shall take precedence over all other provisions in this Plan.

20.          NOTICES.  All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.          TERM; STOCKHOLDER APPROVAL.  This Plan will become effective on the Effective Date.  This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board.  No purchase of shares that are subject to such stockholder approval before becoming available under this Plan shall occur prior to stockholder approval of such shares and the Board or Committee may delay any Purchase Date and postpone the commencement of any Offering Period subsequent to such Purchase Date as deemed necessary or desirable to obtain such approval (provided that if a Purchase Date would occur more than twenty-four (24) months after commencement of the Offering Period to which it relates, then such Purchase Date shall not occur and instead such Offering Period shall terminate without the purchase of such shares and Participants in such Offering Period shall be refunded their contributions without interest).  This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time pursuant to Section 25 below), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) the tenth anniversary of the Effective Date under the Plan.

22.          DESIGNATION OF BENEFICIARY.

(a)           Unless otherwise determined by the Committee, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date.  Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death.

(b)           Such designation of beneficiary may be changed by the Participant at any time by written notice filed with the Company at the prescribed location before the Participant’s death.  In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, the Company shall deliver such cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed

(to the knowledge of the Company), the Company, in its discretion, may deliver such cash to the spouse or, if no spouse is known to the Company, then to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23.          CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, exchange control restrictions and/or securities law restrictions outside the United States, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  Shares may be held in trust or subject to further restrictions as permitted by any subplan.

24.          APPLICABLE LAW.  The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

25.          AMENDMENT OR TERMINATION.  The Committee, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Committee, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Committee in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 14). If an Offering Period is terminated prior to its previously-scheduled expiration, all amounts then credited to Participants’ accounts for such Offering Period, which have not been used to purchase shares of Common Stock, shall be returned to those Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Further, the Committee will be entitled to change the Purchase Periods and Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld or contributed in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s base salary and other eligible compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan. Such actions will not require stockholder approval or the consent of any Participants.  However, no amendment shall be made without approval of the stockholders of the Company (obtained in accordance with Section 21 above) within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would: (a) increase the number of shares that may be issued under this Plan; or (b) change the designation of the employees (or class of employees) eligible for participation in this Plan. In addition, in the event the Board or Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board or Committee may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequences including, but not limited to:  (i) amending the definition of compensation, including with respect to an Offering Period underway at the time; (ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (iii) shortening any Offering Period by setting a Purchase Date, including an Offering Period underway at the time of the Committee’s action; (iv) reducing the maximum percentage of compensation a participant may elect to set aside as payroll deductions; and (v) reducing the maximum number of shares a Participant may purchase during any Offering Period.  Such modifications or amendments will not require approval of the stockholders of the Company or the consent of any Participants.

26.          CORPORATE TRANSACTIONS.  In the event of a Corporate Transaction, the Offering Period for each outstanding right to purchase Common Stock will be shortened by setting a new Purchase Date and will end on the new Purchase Date.  The new Purchase Date shall occur on or prior to the consummation of the Corporate Transaction, as determined by the Board or Committee, and the Plan shall terminate on the consummation of the Corporate Transaction.

27.          CODE SECTION 409A; TAX QUALIFICATION.

(a)           Options granted under the Plan generally are exempt from the application of Section 409A of the Code.  However, options granted to U.S. taxpayers which are not intended to meet the Code Section 423 requirements are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent.  Subject to Subsection (b), options granted to U.S. taxpayers outside of the Code Section 423 requirements shall be subject to such terms and conditions that will permit such options to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares of Common Stock subject to an option be delivered within the short-term deferral period.  Subject to Subsection (b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Committee determines that an option or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the option shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.  Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.

(b)           Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Subsection (a).  The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

28.          DEFINITIONS.

(a)           “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

(b)           “Board” shall mean the Board of Directors of the Company.

(c)           “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)           “Committee” shall mean the Compensation Committee of the Board that consists exclusively or one or more members of the Board appointed by the Board.

(e)           “Common Stock” shall mean the common stock of the Company.

(f)            “Company” shall mean Corium International, Inc.

(g)           “Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(h)           “Effective Date” shall mean the date on which the Registration Statement covering the initial public offering of the shares of Common Stock is declared effective by the U.S. Securities and Exchange Commission.

(i)            “Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows:

(1)           if such Common Stock is then quoted on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (collectively, the “Nasdaq Market”), its closing price on the Nasdaq Market on the date of determination, or if there are no sales for such date, then the last preceding business day on which there were sales, as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(2)           if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(3)           if such Common Stock is publicly traded but is neither quoted on the Nasdaq Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(4)           with respect to the initial Offering Period, Fair Market Value on the Offering Date shall be the price at which shares of Common Stock are offered to the public pursuant to the Registration Statement covering the initial public offering of shares of Common Stock; and

(5)           if none of the foregoing is applicable, by the Board or the Committee in good faith.

(j)            “IPO” shall mean the initial public offering of Common Stock.

(k)           “Notice Period” shall mean within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased.

(l)            “Offering Date” shall mean the first business day of each Offering Period.  However, for the initial Offering Period the Offering Date shall be the Effective Date.

(m)          “Offering Period” shall mean a period with respect to which the right to purchase Common Stock may be granted under the Plan, as determined by the Committee pursuant to Section 5(a).

(n)           “Parent” shall have the same meaning as “parent corporation” in Sections 424(e) and 424(f) of the Code.

(o)           “Participant” shall mean an eligible employee who meets the eligibility requirements set forth in Section 4 and who is either automatically enrolled in the initial Offering Period or who elects to participate in this Plan pursuant to Section 6(b).

(p)           “Participating Corporation” shall mean any Parent, Subsidiary or Affiliate that the Committee designates from time to time as eligible to participate in this Plan, provided, however, that employees of Affiliates that are designated for participation may be granted only options that do not intend to comply with the Code Section 423 requirements.

(q)           “Plan” shall mean this Corium International, Inc. 2014 Employee Stock Purchase Plan.

(r)            “Purchase Date” shall mean the last business day of each Purchase Period.

(s)            “Purchase Period” shall mean a period during which contributions may be made toward the purchase of Common Stock under the Plan, as determined by the Committee pursuant to Section 5(b).

(t)            “Purchase Price” shall mean the price at which Participants may purchase shares of Common Stock under the Plan, as determined pursuant to Section 8.

(u)           “Subsidiary” shall have the same meaning as “subsidiary corporation” in Sections 424(e) and 424(f) of the Code.

CORIUM INTERNATIONAL, INC. (THE “COMPANY”) 2014 EMPLOYEE STOCK PURCHASE PLAN (“ESPP”)	U.S. FORM - IPO ENROLLMENT/CHANGE FORM

SECTION 1: ACTIONS	CHECK DESIRED ACTION: ☐ Elect / Change Contribution Percentage ☐ Discontinue Contributions	AND COMPLETE SECTIONS: 2 + 4 + 7 2 + 5 + 7

SECTION 2:	Name:	Department:

PERSONAL DATA	Home Address:

Social Security No.: ☐☐☐-☐☐-☐☐☐☐

SECTION 3: ENROLLMENT CONFIRMED

I understand that my enrollment in the ESPP is effective at the beginning of the Offering Period and as a result of that enrollment I am electing to purchase shares of the Common Stock of the Company pursuant to the ESPP.  I understand that the stock certificate(s) for the shares purchased on my behalf will be issued in street name and deposited directly into my brokerage account.  I hereby agree to take all steps, and sign all forms, required to establish an account with the Company’s broker for this purpose.

My participation will continue as long as I remain eligible, unless I withdraw from the ESPP by filing a new Enrollment/Change Form with the Company.  I understand that I must notify the Company of any disposition of shares purchased under the ESPP.

SECTION 4: ELECT / CHANGE CONTRIBUTION PERCENTAGE

I hereby authorize the Company to withhold from each of my paychecks such amount as is necessary to equal at the end of the applicable Offering Period       % of my base salary paid during such Offering Period as long as I continue to participate in the ESPP.  That amount, plus any accumulated payroll deductions thus far during the current Purchase Period if this is a change, will be applied to the purchase of shares of the Common Stock pursuant to the ESPP.  The percentage must be a whole number (from 1%, up to a maximum of 15%, with respect to enrollment or an increase in contribution percentage; from 0%, up to a maximum of 14% for a decrease in contribution percentage).

If this is a change to my current enrollment, this represents an ☐-increase ☐-decrease to my contribution percentage.

Note:      You may not increase your contribution at any time within an Offering Period.  You may decrease your contribution percentage to a percentage other than 0% only once within a Purchase Period to be effective during that Purchase Period.  A change will become effective as soon as reasonably practicable after the form is received by the Company.  An increase in your contribution percentage can only take effect with the next Offering Period.

SECTION 5: DISCONTINUE CONTRIBUTIONS

☐    I hereby elect to stop my contributions under the ESPP, effective as soon as reasonably practicable after this form is received by the Company.

Please ☐-refund all contributions to me in cash, without interest OR ☐- use my contributions to purchase shares on the next Purchase Date.  I understand that I cannot resume participation until the start of the next Offering Period and must timely file a new enrollment form to do so.

SECTION 6: ELECTRONIC DELIVERY AND ACCEPTANCE

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the ESPP by electronic means.  I hereby consent to receive such documents by electronic delivery and agree to participate in the ESPP through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

SECTION 7: ACKNOWLEDGMENT AND SIGNATURE

I acknowledge that I have received a copy of the ESPP Prospectus (which summarizes the major features of the ESPP).  I have read the Prospectus and my signature below indicates that I hereby agree to be bound by the terms of the ESPP.

	Signature:	Date:

CORIUM INTERNATIONAL, INC. (THE “COMPANY”) 2014 EMPLOYEE STOCK PURCHASE PLAN (“ESPP”)	U.S. FORM ENROLLMENT/CHANGE FORM

SECTION 1: ACTIONS	CHECK DESIRED ACTION: ☐ Enroll in the ESPP ☐ Elect / Change Contribution Percentage ☐ Discontinue Contributions	AND COMPLETE SECTIONS: 2 + 3 + 4 + 7 2 + 4 + 7 2 + 5 + 7

SECTION 2:	Name:	Department:

PERSONAL DATA	Home Address:

Social Security No.: ☐☐☐-☐☐-☐☐☐☐

SECTION 3: ENROLL

☐            I hereby elect to participate in the ESPP, effective at the beginning of the next Offering Period.  I elect to purchase shares of the Common Stock of the Company pursuant to the ESPP.  I understand that the stock certificate(s) for the shares purchased on my behalf will be issued in street name and deposited directly into my brokerage account.  I hereby agree to take all steps, and sign all forms, required to establish an account with the Company’s broker for this purpose.

My participation will continue as long as I remain eligible, unless I withdraw from the ESPP by filing a new Enrollment/Change Form with the Company.  I understand that I must notify the Company of any disposition of shares purchased under the ESPP.

SECTION 4: ELECT/CHANGE CONTRIBUTION PERCENTAGE

I hereby authorize the Company to withhold from each of my paychecks such amount as is necessary to equal at the end of the applicable Offering Period       % of my base salary paid during such Offering Period as long as I continue to participate in the ESPP.  That amount, plus any accumulated payroll deductions thus far during the current Purchase Period if this is a change, will be applied to the purchase of shares of the Common Stock pursuant to the ESPP.  The percentage must be a whole number (from 1%, up to a maximum of 15%, with respect to enrollment or an increase in contribution percentage; from 0%, up to a maximum of 14% for a decrease in contribution percentage).

If this is a change to my current enrollment, this represents an ☐-increase ☐-decrease to my contribution percentage.

Note:      You may not increase your contribution at any time within an Offering Period.  You may decrease your contribution percentage to a percentage other than 0% only once within a Purchase Period to be effective during that Purchase Period.  A change will become effective as soon as reasonably practicable after the form is received by the Company.  An increase in your contribution percentage can only take effect with the next Offering Period.

SECTION 5: DISCONTINUE CONTRIBUTIONS

☐    I hereby elect to stop my contributions under the ESPP, effective as soon as reasonably practicable after this form is received by the Company.

Please ☐-refund all contributions to me in cash, without interest OR ☐- use my contributions to purchase shares on the next Purchase Date.  I understand that I cannot resume participation until the start of the next Offering Period and must timely file a new enrollment form to do so.

SECTION 6: ELECTRONIC DELIVERY AND ACCEPTANCE

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the ESPP by electronic means.  I hereby consent to receive such documents by electronic delivery and agree to participate in the ESPP through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

SECTION 7: ACKNOWLEDGMENT AND SIGNATURE

I acknowledge that I have received a copy of the ESPP Prospectus (which summarizes the major features of the ESPP).  I have read the Prospectus and my signature below (or my clicking on the Accept box if this is an electronic form) indicates that I hereby agree to be bound by the terms of the ESPP.

	Signature:	Date: